Exhibit 10.29

Amendment to

Transition Services and Separation Agreement and Mutual General Release

This Amendment (the “Amendment”) to that certain Transition Services and Separation Agreement and Mutual General Release entered into by and between Groupon, Inc. (“Groupon”) and Rob Solomon (“Solomon”) as of April 5, 2011 (the “Transition Agreement”) is being entered into by and between Groupon, Inc. and Rob Solomon (together, the “Parties”), effective July 25, 2011.

1.              Last Day of Employment

Section 1.2 of the Transition Agreement is hereby amended to provide that Solomon’s last day of employment with Groupon will be November 1, 2011 (the “Separation Date”).  From the date of this Amendment until the Separation Date, Solomon shall continue to provide the transitional duties as set forth in Section 1.2 of the Transition Agreement.

2.              Consideration

Groupon agrees to pay Solomon an amount equal to $500 per week from July 25, 2011 through the Separation Date in accordance with Groupon’s regular payroll schedule and less all appropriate federal and state income and employment taxes.  Solomon shall also be eligible for all employment benefits and reimbursement of expenses through the Separation Date unless he is earlier terminated for Cause (as such term is defined in the Transition Agreement) or resigns.

3.              Option Vesting and Exercise

As a clarification and not a modification of the Transition Agreement or any other agreement that may exist between Solomon and Groupon, the Parties agree that the attached Exhibit A accurately reflects number of options on Groupon common stock vested by Mr. Solomon as of July 25, 2011 (the “Options”).  The parties further agree that (a) notwithstanding Solomon’s continued employment at Groupon after July 25, 2011, Solomon is not entitled to any additional vesting of any options on Groupon common stock or any other consideration other than that set forth in this Amendment, and (b) all other terms of the Options shall remain as set forth in ThePoint.com, Inc. 2008 Stock Plan and any grant documents, notices of grant, and option agreements issued to Solomon thereunder.

4.              No Effect on Transition Agreement

The Parties agree that this Amendment and the extension of the Separation Date shall have no effect on any provision of the Transition Agreement except Section 1.2 and, except as modified by this Amendment, all other provisions of the Transition Agreement shall continue in full force and effect in accordance with their terms.

Agreed and Acknowledged:

Rob Solomon	Groupon, Inc.

/s/ Rob Solomon	/s/ Bradley Downes
Date:	Date:	30 Sept. 2011
	By:	Bradley Downes
	Title:	VP Finance